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                                                                EXHIBIT 23.1


[KPMG PEAT MARWICK LLP LETTERHEAD]



                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Alanex Corporation:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

KPMG PEAT MARWICK LLP

San Diego, California
September 16, 1996